Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 12, 2014, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of eGain Corporation, which appear in the Annual Report on Form 10-K of eGain Corporation for the year ended June 30, 2014.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

October 30, 2014